Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into by and between BETTER CHOICE COMPANY INC., a Delaware corporation (“Borrower”), and FRANKLIN SYNERGY BANK, a Tennessee banking corporation (“Lender”), as of this 6th day of May, 2019 (the “Closing Date”).

WITNESSETH:

WHEREAS, Borrower has requested that Lender extend the credit facility to Borrower described herein; and

WHEREAS, subject to the terms and conditions hereof, Lender has agreed to extend such credit facility to Borrower conditioned upon Borrower entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND USAGE

Section 1.1     Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context expressly requires otherwise:

(a)     “Advance” means any advance or other extension of credit made by Lender to Borrower pursuant to this Agreement and the Promissory Note.

(b)     “Assignment of Deposit Account” means that certain Assignment of Deposit Account executed by Borrower in favor of Lender with respect to the Money Market Account and dated as of even date herewith.

(c)     “Authorized Representative” means the following, each of whom must be satisfactory to Lender for the specific purposes involved and appropriate to the type of person involved: (a) with respect to a corporation, the officer or officers of the corporation that are duly authorized to act for the corporation in the specified capacity under the Organizational Documents of the corporation or applicable law; (b) with respect to a partnership, the general partner or general partners of the partnership that are duly authorized to act for the partnership in the specified capacity under the Organizational Documents of the partnership or applicable law; (c) with respect to a limited liability company, the manager or members of the limited liability company that are duly authorized to act for the limited liability company in the specified capacity under the Organizational Documents of the limited liability company or applicable law; (d) with respect to a natural person, the natural person if competent and authorized to act for himself or herself in the specified capacity under applicable law, or if not, any guardian, custodian, personal representative or other person that is authorized to act for such natural person in the specified capacity under applicable law; (e) with respect to a trust, the trustee or trustees of the trust who are duly authorized to act for the trust in the specified capacity under the Organizational Documents of the trust or applicable law; and (f) with respect to any other type of organization, the officers, directors, managers, officials or other representatives of the organization that are duly authorized to act for the organization in the specified capacity under the Organizational Documents of the organization or applicable law.

(d)     “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the state in which notices are to be sent to Lender under Section 10.1 hereof.

(e)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)     “Collateral” means any and all collateral securing or intended to secure the Obligations, as described in Article III hereof.

(g)     “Commitment Fee” means an amount equal to TEN THOUSAND AND NO/100 DOLLARS ($10,000.00).

(h)     “Conditions Precedent” means those matters or events that by the terms of the Loan Documents must be completed or must occur or exist before Lender would become obligated to fund any Advance, including those matters described in Article IV hereof.

(i)     “Debt” means all of a Person’s obligations, contingent or otherwise, that would be classified on its balance sheet as its liabilities in accordance with GAAP, including, in any event and without limitation, (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person, whether or not the liability secured thereby has been assumed by such Person; (b) all indebtedness and other similar monetary obligations of such Person; (c) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others; (d) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, that would be payable by such Person at the time of determination; (e) the principal portion of all obligations of such Person under capital leases (specifically excluding obligations under operating leases), (f) all obligations of such Person to purchase or repurchase any accounts, instruments, chattel paper or general intangibles and (g) all obligations of such Person under any Hedging Agreement.

(j)     “Default” means the occurrence of any Event of Default specified in Article 8 hereof, even though any requirement for notice or lapse of time or other condition precedent has not been satisfied.

(k)     “Default Rate” means the lesser of (a) five percent (5%) above the Effective Rate, or (b) the highest interest rate permitted by applicable law.

(l)     “Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

(m)     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

(n)     “Effective Rate” has the meaning ascribed to that term in the Note.

(o)     “Event of Default” means the occurrence of any of the events specified in Article 8 hereof, provided that any requirement in Article 8 for notice or lapse of time or other condition precedent has been satisfied.

(p)     “Financial Statements” means those financial statements of Borrower heretofore or hereafter delivered to Lender meeting the requirements in Section 6.11 hereof.

(q)     “GAAP” means generally accepted accounting principles as in effect from time to time.

(r)     “Governmental Authority” means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

(s)     “Governmental Requirements” means all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices, determination, award, franchises, permits, licenses, authorizations, and demand letters of any Governmental Authority.

(t)     “Guarantor” means, collectively, TruPet, LLC, a Delaware limited liability company, and Bona Vida Inc., a Delaware corporation.

(u)     “Lender’s Office” means the office location of Lender where notices are to be sent as set forth in Section 10.1 hereof.

(v)     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, sale of accounts or general intangibles, trust receipt or a lease, consignment, or bailment for security purposes. The term “Lien” includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting any Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

(w)     “Loan” means the loan facility described in Section 2.1 hereof and evidenced by this Agreement and the Note.

(x)     “Loan Amount” means an amount equal to SIX MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($6,200,000.00); provided, however, that in the event Borrower desires to decrease amount on deposit in the Money Market Account, as a condition to such withdrawal the Loan Amount shall likewise be reduced and Borrower shall execute such documents as Lender may require to evidence such reduced Loan Amount.

(y)     “Loan Documents” means, collectively, all of the agreements, documents, papers and certificates executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date) or at any time evidencing or securing any of the Obligations, including this Agreement, the Note, the Security Documents and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender’s request.

(z)     “Material Adverse Effect” or “Material Adverse Change” means, as applicable, a material adverse effect on, or material adverse change in, (a) the business, operations or financial condition of Borrower, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) Lender’s ability to enforce the rights and remedies granted under the Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

(aa)     “Maturity Date” has the meaning ascribed to that term in the Note.

(bb)     “Money Market Account” means that certain Money Market Account Number 3048303 owned by Borrower and held by Lender.

(cc)     “Note” means that certain Revolving Promissory Note made by Borrower payable to the order of Lender and dated as of even date herewith.

(dd)     “Obligations” means any and all amounts and liabilities of any nature owing or to be owing by Borrower to Lender from time to time in respect of the Loan, whether now existing or hereafter incurred, and all of Borrower’s undertakings in and under the Loan Documents including all agreements, representations, warranties, and covenants therein and all renewals, extensions, modifications, increases, restatements and amendments of any of the foregoing.

(ee)     “Obligors” means any and all accommodation parties, endorsers, surety, guarantors and other parties liable on the Note (and, if applicable, any and all general partners of Borrower), including without limitation, subject to the completion of the mergers set forth in Section 2.2, Guarantor.

(ff)     “Organizational Documents” means with respect to a corporation, its charter and bylaws, with respect to a limited liability company, its articles of organization and operating agreement, with respect to a limited partnership, its certificate of limited partnership and limited partnership agreement, with respect to a general partnership, its partnership agreement and with respect to a trust, its trust agreement, indenture of trust or other document establishing the trust, together with any and all amendments to any of the foregoing.

(gg)     “PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

(hh)     “Person” (whether or not capitalized) means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust,

unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

(ii)     “Plan” means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower and covered by Title IV of ERISA or to which Section 412 of the Code applies.

(jj)     “Property” or “Properties” means any interest in any kind of property or asset, whether real, personal, mixed, tangible or intangible.

(kk)     “Security Agreement” means that certain Assignment and Security Agreement dated of even date herewith executed by Borrower (as Debtor) in favor of Lender (as Secured Party).

(ll)     “Security Documents” means any and all agreements or instruments creating, evidencing or providing security at any time for the Obligations, including the Security Agreement and appropriate UCC-1 financing statements identifying Borrower as debtor and Lender as secured party.

(mm)     “Service Contract” means a written contract pursuant to which Borrower is to provide equipment and services to third party customers, in each case to be evidenced by a written contract satisfactory to Lender.

(nn)     “Solvent” means, with respect to any Person on a particular date, that as of such date (a) the fair value of the Property of such Person is greater than the total amount of Debt of such Person, (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Property of such Person would constitute an unreasonably small capital, and (d) such Person does not intend to, or believe or reasonably should have believed that it will, incur Debts beyond its ability to repay as they become due.

(oo)     “State” means the state of Borrower’s incorporation, organization or formation, as the case may be, which is described in the preamble of this Agreement.

(pp)     “Transfer” means any voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

(qq)     “UCC” means the Uniform Commercial Code as in effect in the State, or, with respect to any particular matter, the Uniform Commercial Code as in effect in such other jurisdiction as may be required by law to govern such matter.

Section 1.2     Rules of Construction. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     Words of masculine, feminine or neuter gender include the correlative words of other genders. Singular terms include the plural as well as the singular, and vice versa.

(b)     All references herein to designated “Articles,” “Sections” and other subdivisions or to lettered Exhibits or numbered Schedules are to the designated Articles, Sections and subdivisions hereof and the Exhibits and Schedules attached hereto unless expressly otherwise designated in context. All Article, Section, other subdivision and Exhibit and Schedule captions herein are used for reference only and do not limit or describe the scope or intent of, or in any way affect, this Agreement.

(c)     The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(d)     The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision, Exhibit or Schedule.

(e)     All Recitals set forth in, and all Exhibits and Schedules to, this Agreement are hereby incorporated into this Agreement by this reference except that in the event of any conflict between an Exhibit and/or Schedule and this Agreement or another Loan Document, the provisions of this Agreement or the Loan Document, as the case may be, shall prevail over such Exhibit and/or Schedule. Terms otherwise defined in the preamble or recitals hereof are incorporated into Section 1.1 hereof by this reference.

(f)     No inference in favor of or against any party shall be drawn from the fact that such party or such party’s counsel has drafted any portion hereof.

(g)     All references in this Agreement to a separate promissory note, deed of trust, instrument or other type of agreement are to such separate document as the same may be amended, restated, modified and/or supplemented from time to time pursuant to the applicable provisions thereof. Unless otherwise provided, all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

(h)     The words “Borrower” and “Lender” whenever used herein shall include the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and all those holding under any of them.

(i)     Any appointment of Lender as Borrower’s attorney-in-fact hereunder shall be deemed irrevocable and coupled with an interest.

(j)     Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP consistent with those in effect at the Closing Date.

(k)     Terms used in this Agreement and defined in the UCC shall have the same meanings herein, except as otherwise expressly provided or amplified (but not limited) herein.

(l)     The terms of this Agreement shall govern if determined to be in conflict with the terms or provisions in any other Loan Document.

ARTICLE 2

LOAN FACILITY

Section 2.1     Loan Facility. Subject to the conditions and pursuant to the terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, and provided no Default or Event of Default has occurred, Lender agrees to make Advances under the Note from time to time in an aggregate amount less than or equal to the Loan Amount.

Section 2.2     Purpose. The proceeds of the Loan shall be used by Borrower refinancing of certain debt of the Guarantor entities in conjunction with a merger of the Guarantor entities into Borrower and other business purposes of Borrower.

Section 2.3     Interest; Repayment. The Loan shall bear interest at the Effective Rate and shall be repaid in accordance with the terms of the Note, provided, that all Obligations shall be due and payable in full on the Maturity Date.

Section 2.4     Borrowing Procedures. An Authorized Representative of Borrower shall request Advances be made to an operating account maintained with Lender. Upon satisfaction of the Conditions Precedent, Lender shall make the Advance by depositing the funds being advanced into Borrower’s operating account with Lender on the date specified in such request, provided that if a request for an Advance is received by Lender later than 12:00 p.m. on a business day, Lender shall not be obligated to make such Advance until the next Business Day. Each request verbal or written by Borrower for any Advance shall constitute a representation and warranty by Borrower, as of the date the request or notice is given and as of the date of the Advance, that (i) such Authorized Representative of Borrower does not have knowledge of any Event of Default; and (ii) the representations and warranties contained herein are and will be true and correct, except as to changes occurring after the date of this Agreement caused by events, actions or transactions permitted under this Agreement.

Section 2.5     Payments; Debit Authority. Each payment under the Note (including any prepayment and payment of interest) shall be made to Lender at Lender’s Office in Dollars and in immediately available funds on the date required by the Loan Documents. Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with Lender. Any payment received by Lender after 2:00 p.m. at Lender’s Office on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by Borrower and received by Lender on the following Business Day. Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the interest rate specified in the Loan Documents.

Section 2.6     Commitment Fee. Borrower shall pay to Lender the Commitment Fee on the Closing Date in consideration of Lender’s reserving and making available the money to fund the Note, and is payable by Borrower as compensation for Lender’s standing ready to lend pursuant to this Agreement. This fee shall be deemed to have been unconditionally earned by Lender upon the closing of the Loan, whether or not any proceeds of the Note are thereafter requested by Borrower or advanced by Lender.

Section 2.7     Required Prepayment. Upon the occurrence of an Event of Default, at Lender’s option, all of the Obligations shall be payable immediately in cash or on such other terms as Lender may require.

Section 2.8     Optional Prepayment. Borrower may prepay the Loan in whole or in part without premium or penalty.

Section 2.9     Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the state in which Lender’s Office is located), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for the Obligations, Borrower and Lender agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the Obligations, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the Obligations by the holder thereof (or, if the Obligations shall have been paid and performed in full, refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be canceled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the Obligations (or, if the Obligations have been paid and performed in full, refunded to Borrower).

ARTICLE 3

COLLATERAL

Section 3.1     Collateral. The Obligations shall be secured by the following “Collateral,” all of which shall be in such form and upon such terms and conditions satisfactory to Lender:

(a)     Security Agreement. A first perfected security interest in all of Borrower’s present and hereafter interest in the Property described in the Security Agreement.

(b)     Assignment of Deposit Account. A collateral assignment of the Money Market Account pursuant to the Assignment of Deposit Account.

(c)     Accounts. A first perfected security interest in all of Borrower’s operating and deposit accounts held with Lender.

(d)     Guaranties. Subject to the completion of the mergers set forth in Section 2.2, fully executed Guaranty Agreements executed by Guarantor.

(e)     Other Documents. Such other documents, agreements, financing statements, affidavits, approvals, consents, opinions and other documents as Lender and its legal counsel deem necessary to adequately secure the Obligations.

Section 3.2     Release of Collateral. Provided no Default or Event of Default has occurred and is continuing, Lender shall release its lien against the Collateral upon Borrower’s satisfaction and payment in full of the Obligations.

ARTICLE 4

CONDITIONS PRECEDENT

Lender’s obligation to make the initial Advance on the Closing Date and each subsequent Advance is subject to the Conditions Precedent that Lender shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date or the date of each Equipment Loan, in form and substance satisfactory to Lender and its legal counsel:

Section 4.1     Loan Documents. The Loan Documents, all duly executed and delivered by Borrower, and/or the other parties thereto, as applicable, and, in the case of each subsequent Advance subject to the completion of the mergers set forth in Section 2.2, each Guarantor, in such form as is satisfactory to Lender and its legal counsel.

Section 4.2     Organizational Documents. Copies of the Organizational Documents of Borrower, as amended to the Closing Date, certified by an Authorized Representative of Borrower and, in the case of each subsequent Advance subject to the completion of the mergers set forth in Section 2.2, copies of the Organizational Documents of each Guarantor certified by an Authorized Representative of each Guarantor.

Section 4.3     Resolutions. Certified copies of resolutions of the governing bodies of Borrower and, in the case of each subsequent Advance subject to the completion of the mergers set forth in Section 2.2, each Guarantor, authorizing the execution, delivery, and performance of all Loan Documents to which each is a party.

Section 4.4     Related Entity Documents. If Borrower has, directly or indirectly, any general partner, member, director, shareholder or other affiliated or related entity that is not a natural person and that is required to take any action or give any consent or approval (in the opinion of Lender or its legal counsel) in connection with the Loan, Borrower shall furnish to Lender appropriate certificates, Organizational Documents, resolutions and other documents for such related entity similar to those required of Borrower in this Article IV.

Section 4.5     Certificate of Existence. A certificate of existence regarding Borrower certified by the Secretary of State of the State, containing no facts objectionable to Lender.

Section 4.6     Intentionally Deleted.

Section 4.7     Financial Statements. The respective Financial Statements of, all containing no matters objectionable to Lender.

Section 4.8     Insurance. Evidence that Borrower has obtained policies of insurance as required by this Agreement and the Security Documents.

Section 4.9     Identification. The taxpayer identification number of.

Section 4.10     Patriot Act. Evidence as satisfactory to Lender that Borrower is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as such may be amended from time to time.

Section 4.11     UCC Searches. Lender shall have received, at Borrower’s expense, reports of searches of the central and local UCC records indicating no liens for Borrower objectionable to Lender.

Section 4.12     Other. Such other evidence, documents, certificates and items requested by Lender that are customarily provided in loan transactions of this type or necessary in connection with any other requirement hereof.

Section 4.13     Adverse Change. There shall not have occurred, in the opinion of Lender, any Material Adverse Change regarding any facts submitted to Lender in connection with the Loan from that which existed at the time Lender considered the issuance of the commitment letter for the Loan. In addition, Borrower shall not be involved in any litigation threatened or existing against Lender or any affiliate of Lender.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to enter this Agreement and make the Loan, Borrower represents and warrants to Lender that as of the Closing Date, and again as of the date of any Equipment Loan:

Section 5.1     Existence; Qualification. The entity type of Borrower is correctly described in the preamble hereof, and Borrower is duly organized, legally existing and in good standing under the laws of the State.

Section 5.2     Power and Authorization. (a) Borrower has the requisite power and authority to own its Properties and to transact the business in which it is now engaged or proposed to be engaged in; (b) Borrower is duly authorized and empowered to execute and deliver, and to perform and observe the terms and provisions of the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby; (c) all action on Borrower’s part required to be taken for the due execution, delivery and performance of the Loan Documents has been duly and effectively taken; and (d) Borrower is duly qualified to do business in every jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

Section 5.3     Binding Obligations. This Agreement is, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will be, legal, valid and binding obligations upon and against Borrower enforceable in accordance with their respective terms, subject to no defense, counterclaim, set off, or objection of any kind. Lender has taken no action nor has it failed to take any action that subjects Lender to any liability to Borrower.

Section 5.4     No Consent. The execution, delivery or performance of the Loan Documents by Borrower to which it is a party does not and will not require any registration with, consent or approval of, or notice to, or action by, any other Person.

Section 5.5     Location. Borrower’s jurisdiction of organization is as set forth herein. Borrower shall notify Lender within at least thirty (30) days following any change in the location of its jurisdiction of organization.

Section 5.6     Financial Condition. The Financial Statements of Borrower heretofore delivered to Lender have been prepared in accordance with the accounting standards required by this Agreement, and present fairly in all material respects the financial condition of Borrower, as of the date or dates and for the period or periods stated therein, subject to finalizing adjustments determined not to be material. No Material Adverse Change has occurred since the date of such Financial Statements.

Section 5.7     Title. Borrower has good and marketable title to its Properties, free and clear of all Liens except those referenced or reflected in the Financial Statements of Borrower or those Liens securing the Obligations.

Section 5.8     Intellectual Property. Borrower possesses or has the right to use all trademarks, service marks, copyrights, trade names, patents, licenses, and other intellectual property, and rights therein, as are necessary for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.

Section 5.9     Priority. The Loan Documents, when executed, acknowledged and delivered, and filed and recorded, as appropriate, grant to Lender a valid, enforceable and perfected first priority Lien in all Property in which such documents purport to convey or grant to Lender a lien or security interest. No chattel mortgage, bill of sale, security agreement, financing statement or other title retention agreement, except those executed in favor of or with the prior written consent of Lender, has been or will be executed with respect to such Property, and no Lien has attached or will attach with respect to such Property.

Section 5.10     No Legal Bar or Resultant Lien. Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated herein and therein, does not and will not: (a) contravene or breach any provisions of its Organizational Documents; (b) cause Borrower to be in default under, and will not violate any provisions of any Governmental Requirement presently in effect having application to Borrower or to the Property of Borrower; (c) result in any breach of, or constitute any default under, any indenture, mortgage, deed of trust, loan or credit agreement, or any other agreement, contract, lease or instrument to which Borrower is a party or by which Borrower may be bound or affected; or (d) result in, or require, the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by Borrower other than Permitted Encumbrances, Liens contemplated by the Loan Documents or Liens otherwise disclosed to, and approved by, Lender in the Financial Statements of Borrower, and Borrower is not in violation of, has not breached, or is in default under any of the foregoing.

Section 5.11     Investments, Advances, and Guaranties. Borrower has not made investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements of Borrower.

Section 5.12     Liabilities; Litigation; Labor Disputes; Etc. Borrower has no material liabilities (individually or in the aggregate) direct or contingent, except as reflected in the Financial Statements of Borrower. Except as reflected in such Financial Statements, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the best knowledge of Borrower, threatened against or affecting Borrower that involves the possibility of any judgment or liability not fully covered by insurance. In addition, Borrower is not involved in any litigation threatened or existing against Lender or any affiliate of Lender. Borrower has not recently experienced and is not now experiencing any strike, labor dispute, slowdown, or work stoppage due to labor disagreements, and no such strike, dispute, slowdown, or work stoppage is threatened against Borrower.

Section 5.13     Compliance with Laws, Etc. Borrower is not in violation of, nor has Borrower received notice of any violation of, any Governmental Regulation to which Borrower or any of its Properties are subject. Borrower has not failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its Properties or to the conduct of its business.

Section 5.14     Taxes; Governmental Charges. Borrower has filed or caused to be filed all tax returns and reports required to be filed with any Governmental Authority and Borrower has paid all due and payable taxes, assessments, fees, and other governmental charges levied upon it or upon any of its Properties or income, including interest and penalties, required to be paid to any Governmental Authority. Borrower has made all required withholding deposits.

Section 5.15     No Default. Borrower is not in default in any respect that affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower is a party or by which it or its Properties are bound. Borrower is not in violation of its Organizational Documents. No Default or Event of Default has occurred as of the Closing Date.

Section 5.16     ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not incurred any material “accumulated funding deficiency” within the meaning of ERISA, and has not incurred any material liability to PBGC in connection with any Plan.

Section 5.17     Casualties; Taking of Collateral, Etc. Neither the business of Borrower nor the Collateral has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or Acts of God or of any public enemy.

Section 5.18     No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement contain, as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

Section 5.19     Regulation U. Borrower does not intend to use any part of the proceeds of the Loan, and has not incurred any indebtedness to be reduced, retired or purchased by it out of such proceeds, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and it does not own and has no intention of acquiring any such margin stock.

Section 5.20     Solvency. Borrower is Solvent as of the Closing Date.

ARTICLE 6

AFFIRMATIVE COVENANTS

Borrower covenants that, during the term of this Agreement and until all Obligations shall have been paid and performed in full, unless Lender shall otherwise first consent in writing, Borrower shall:

Section 6.1     Payment and Performance. Pay and perform the Obligations according to the terms of the Loan Documents and do and perform, and cause to be done and to be performed, every act and discharge all of the Obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.

Section 6.2     Expenses. Borrower agrees to pay on demand all out of pocket costs and expenses of Lender (including the reasonable fees and out of pocket expenses of Lender’s attorneys, paralegals, accountants, auditors, and consultants) incurred by Lender in connection with the preparation, execution, delivery, administration, interpretation, amendment, waiver or enforcement of this Agreement or the other Loan Documents, or in the protection of Lender’s rights under the Loan Documents (including any suit for declaratory judgment or interpretation of the provisions hereof and any bankruptcy, insolvency or condemnation proceedings involving Borrower, its Property, and/or any Collateral). In addition, Borrower agrees to pay, and to hold Lender harmless from all liability for, any stamp, recording, intangibles or other taxes payable in connection with the execution or delivery of this Agreement, the Advances, the Collateral, or the issuance or delivery of the Note or any other Loan Documents, excluding, however, taxes based upon the income or assets of Lender. Upon Lender’s request, Borrower shall promptly reimburse Lender for all amounts expended, advanced, or incurred by Lender in endeavoring to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to perfect a Lien in favor of Lender, or to protect the Property or to collect the Obligations, or to enforce or protect the rights of Lender under this Agreement or any other Loan Document, including all court costs, attorney’s and paralegal’s fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, and all such amounts shall bear interest at the Default Rate until paid in full. All obligations of Borrower under this Section shall be part of the Obligations and shall survive any termination of this Agreement.

Section 6.3     ERISA Information and Compliance. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall provide Lender with notice of any “reportable event” or “prohibited transaction” or the imposition of a “withdrawal liability” within the meaning of ERISA.

Section 6.4     Taxes and Other Liens. Promptly pay and discharge (in any event, prior to delinquency) all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its Properties by any Governmental Authority as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of its Properties; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower shall establish reserves therefor adequate under GAAP.

Section 6.5     Maintenance. (a) Do or cause to be done all things necessary to preserve and keep in full force and effect Borrower’s entity existence, name, rights, and franchises; (b) maintain the Property in good and workable condition at all times and continue its ownership in the same, and make all repairs, replacements, additions, and improvements thereto reasonably necessary and; and (c) maintain capital sufficient to operate its business and to perform and/or pay all Obligations as they become due.

Section 6.6     Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents at Borrower’s expense. Borrower, at Borrower’s expense, will promptly execute and deliver to Lender upon request all such other and further agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to evidence further and to describe more fully any Collateral, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to perfect, protect, or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith for so long as those “further assurances” advance the spirit and letter of this Agreement.

Section 6.7     Compliance with Laws. Observe and comply with all applicable Governmental Regulations, including all labor laws, to which Borrower, or any of Borrower’s Properties are subject, and will promptly pay when due all taxes and assessments upon Borrower’s Properties, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against Borrower’s Properties. In the event any such liability or obligation is contested by Borrower in good faith, Borrower shall establish reserves with Lender and/or obtain a bond in amount, form and substance satisfactory to Lender to meet such liabilities or obligations.

Section 6.8     Books and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with sound accounting principles consistently applied, except only for changes in accounting principles or practices with which Borrower’s certified public accountants concur and which changes have been reported to Lender in writing and with an explanation thereof. Borrower’s books and records shall at all times be maintained at the address for Borrower set forth in this Agreement. Lender, or any of its agents, employees, or representatives, at Lender’s expense shall have the right to visit Borrower’s place or places of business, at intervals determined by Lender, and, without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to Borrower’s operations; provided that upon the occurrence and during the continuance of an Event of Default and after the expiration of any applicable notice and cure periods, the cost of such review shall be at Borrower’s expense. Lender shall have the right to discuss such matters with Borrower’s Authorized Representatives and accountants at all times.

Section 6.9     Notice of Certain Events. Promptly give to Lender, if Borrower learns of the occurrence of any of the following events, notice of (a) any event that constitutes a Default or Event of Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken as a result thereof; (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of Borrower or of any security (as defined under the Securities Act of 1933, as amended) of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; (c) any legal, judicial, or regulatory proceedings affecting Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; (d) any dispute between Borrower and any Governmental Authority or any other Person which, if adversely determined, might interfere with the normal business operations of Borrower; or (e) any Material Adverse Changes from any facts reflected in the financial statements of Borrower delivered to Lender pursuant to this Agreement or from the facts warranted or represented in any Loan Document.

Section 6.10     Insurance. Obtain and maintain, in amount, form and substance, and with insurers satisfactory to Lender, and shall provide to Lender evidence of, the following insurance in connection with the Loan and the Property:

(a)     General Liability. Commercial general liability insurance in an amount not less than $1,000,000.00 on an “occurrence basis” and $2,000,000.00 on an aggregate basis insuring Borrower and Lender against claims for personal injury, including bodily injury, death or property damage. Said insurance is to be kept in full force and effect at all times throughout the term of this Agreement until the full payment and performance of the Obligations.

(b)     Worker’s Compensation. Worker’s compensation insurance covering Borrower and its employees, as required by applicable law, which shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Said insurance is to be kept in full force and effect at all times throughout the term of this Agreement until the full payment and performance of the Obligations.

(c)     Other. Such other insurance, in such amounts and for such terms, as may from time to time be reasonably required by Lender insuring against such other casualties or losses which at the time are commonly insured against by those in Borrower’s business.

The policy described in (a) above shall be evidenced by an Acord 25 certificate naming Lender as additional insured (and an additional insured endorsement to said policy in form and substance satisfactory to Lender shall be delivered to Lender on or prior to the Closing Date) and shall provide that Lender shall receive not less than thirty (30) days written notice prior to amendment or cancellation. Borrower will notify Lender of any change in the status of the insurance required above within five (5) Business Days of Borrower’s receipt of notice of any such change. The proceeds of the policy described in (a) above shall be payable by check to Lender or jointly payable to Borrower and to Lender, in Lender’s discretion, and shall be delivered to Lender, and such proceeds (after deducting Lender’s reasonable costs and expenses of obtaining such proceeds) shall be applied by Lender, at Lender’s sole option.

Section 6.11     Financial Statements and Reports. Promptly furnish to Lender:

(a)     As soon as available, and in any event within thirty (30) days after the end of each calendar month, Borrower shall furnish to Lender monthly company prepared financial statements of Borrower prepared by Borrower and certified as true and correct by an Authorized Representative of Borrower.

(b)     Borrower shall cause Lender to receive the annual local, state and federal tax returns for Borrower for the immediately preceding month within thirty (30) days following the filing of such tax return with the applicable governmental entity during the term of the Loan and until the Note has been repaid in full. Each tax return shall be certified as true and correct by an Authorized Representative of Borrower.

(c)     Following the occurrence of a Default or an Event of Default and upon Lender’s request thereafter, Borrower shall provide to Lender updated financial statements for Borrower within ten (10) days from the date of the such request, which shall be certified as true and correct by an Authorized Representative Borrower. Except as otherwise provided in this Section, the financial statements required under this Section shall be prepared using GAAP and shall include a balance sheet, an income statement, a statement of cash flow, a statement of contingent liabilities, and such other information as may be requested by Lender.

Section 6.12     Capital. At all times maintain capital sufficient to operate its business and to perform and/or pay all Obligations as they become due, including payments due with respect to the Note.

Section 6.13     Intentionally Deleted.

ARTICLE 7

NEGATIVE COVENANTS

Borrower covenants and agrees that, during the term of this Agreement and until all Obligations shall have been paid and performed in full, unless Lender shall otherwise first consent in writing, Borrower will not, either directly or indirectly:

Section 7.1     Transfer. Transfer, or permit to exist any Transfer of, or Lien on, the Collateral, except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to sales or leases otherwise permitted by Lender in writing.

Section 7.2     Proceeds of Loan. Permit the proceeds of the Loan to be used for any purpose other than those permitted under this Agreement.

Section 7.3     Structure. Suffer or permit any material change to be made to Borrower’s ownership or management structure or the character of its business as carried on as of the Closing Date without the prior written consent of Lender. Notwithstanding the foregoing, Borrower intends to merge both Guarantor entities into Borrower, and nothing in this Agreement shall be deemed to prevent such merger or to constitute a default or Event of Default in the event such mergers occur.

Section 7.4     Assignment. Assign or transfer any of Borrower’s rights, remedies, powers, duties, liabilities or obligations arising under or pursuant to any of the Loan Documents.

Section 7.5     Additional Debt. Incur, create, assume, or in any manner become or be liable with respect to any Debt other than Debt owed to Lender.

Section 7.6     Sale of Assets, Dissolution, Etc. (a) Sell, lease, transfer or otherwise dispose of any of its property which is not classified as Collateral, except in the ordinary course of business for fair market value or more (as used herein “fair market value” shall be that amount which is within ten percent (10%) of the appraised value of any of such assets); (b) suffer or permit in whole or in part dissolution or liquidation; (c) enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall Transfer any Property used and/or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which Borrower intends to use for substantially the same purpose or purposes as the Property being sold or transferred; or (d) make or obtain any acquisition of all or substantially all of the Property or assets of any other Person, or merge or consolidate with or into, or Transfer (whether in one transaction or in a series of transactions) all or substantially all of its Properties to any Person.

Section 7.7     Inconsistent Agreements. Enter into any agreement containing any provision that would be violated or breached by the performance by Borrower of its Obligations.

ARTICLE 8

EVENTS OF DEFAULT

The occurrence of any of the following events (each an “Event of Default”) shall terminate any obligations on the part of Lender to make any Advance hereunder and, at the option of Lender, shall make all sums of principal, interest and expenses remaining unpaid on the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind, except as hereinafter specified:

Section 8.1     Principal and Interest Payments. Borrower fails to make payment of any installment of principal or interest on the Obligations within ten (10) days of the date when due.

Section 8.2     Representations and Warranties. Any representation or warranty made by or on behalf of Borrower or any Obligor in any Loan Document appears to have been incorrect in any material respect as of the date thereof, or any representation, warranty, statement (including financial statements), certificate, or data furnished or made by or on behalf of Borrower or any Obligor in any Loan Document appears to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified.

Section 8.3     Obligations. Excluding obligations set forth in this Article 8, Borrower or any Obligor fails to perform any of its agreements, obligations or covenants as required by and contained in any Loan Document and fails to cure such non-performance within fifteen (15) days after the earlier of (a) receipt by Borrower of written notice from Lender notifying Borrower that a breach or default has occurred, or (b) actual knowledge by Borrower that a breach or default has occurred; provided that no notice or cure period shall be applicable to a default occurring under any of the following sections or articles hereof: Section 6.10 and Article 7.

Section 8.4     Involuntary Bankruptcy or Receivership Proceedings. Any of the following events or conditions occurs with respect to Borrower or any Obligor: (a) a receiver, custodian, liquidator, or trustee of itself or of any of the Property of Borrower or any Obligor is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or (b) any of the Property of Borrower or any Obligor is sequestered by court order; or (c) a petition is filed against Borrower or any Obligor under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect.

Section 8.5     Voluntary Petitions. Borrower or any Obligor files (or takes formal action authorizing the filing of or takes affirmative steps to prepare to file) a voluntary bankruptcy petition or other petition to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction or consents to the filing of any such petition against it under any such law.

Section 8.6     Assignments for Benefit of Creditors, Etc. Borrower or any Obligor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower or of all or any part of its Property.

Section 8.7     Discontinuance of Business, Merger, Control, Etc. Borrower or any Obligor (a) discontinues its usual business; (b) ceases to continue its current operations in the manner and scope conducted on the date of this Agreement; (c) merges or consolidates into any other entity, other than Borrower; (d) dies or commences to dissolve, wind-up or liquidate itself or (e) experiences a change of control in its ownership or management without the prior written consent of Lender;

Section 8.8     Cross Default on Other Debt or Security. Subject to any applicable grace period or waiver prior to any due date, Borrower or any Obligor fails to make any payment due on any Debt or on any security (as “security” is defined for purposes of the federal securities laws) or any event shall occur or any condition shall exist with respect to any Debt or security of Borrower or any Obligor or under any agreement securing or relating to such Debt or security, the effect of which is to cause or to permit any holder or trustee of such Debt or other security or a trustee to cause (whether or not such holder or trustee elects to cause) any or all of such Debt or security to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

Section 8.9     Undischarged Judgments. If judgment for the payment of money is rendered by any court or other Governmental Authority against Borrower which is not fully covered by valid collectible insurance and such remains unpaid or not bonded (to Lender’s satisfaction) in full within thirty (30) days after such judgment is entered.

Section 8.10     Violation of Laws. Borrower or any Obligor materially violates or otherwise materially fails to comply with any Governmental Regulation or Borrower or any Obligor fails or refuses at any and all times to remain current on its financial reporting requirements pursuant to such Governmental Regulations.

Section 8.11     Litigation. Should a court order, injunction, or judgment be issued in connection with any litigation, the effect of which would have a Material Adverse Effect on Borrower or any Obligor.

Section 8.12     Fire or Casualty. Should any portion of the Collateral be materially damaged or destroyed by fire or other casualty, which is not adequately covered by insurance (as determined by Lender in the exercise of its discretion) to effect the full and complete repair or replacement of same to the satisfaction of Lender.

Section 8.13     Levy. A levy shall be made under any legal process on the Property, and such levy is not removed within thirty (30) days following such levy.

Section 8.14     Attachment of Liens to Property. Attachment of any involuntary Lien upon the Collateral which is not removed within thirty (30) days after the attachment.

Section 8.15     Material Adverse Change. The occurrence of any Material Adverse Change or any event that would result in a Material Adverse Effect.

Section 8.16     Failure of Merger. The failure to complete the mergers contemplated by Section 2.2 of this Agreement no later than May 10, 2019.

ARTICLE 9

REMEDIES

Section 9.1     General Remedies. Upon the occurrence of an Event of Default, Lender may declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower, to the extent permitted by applicable law, hereby expressly waives, and, at Lender’s sole discretion and option, all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing. Such acceleration and cessation of Lender’s obligations shall occur automatically, without any declaration by Lender or any notice, upon the occurrence of an Event of Default under Sections 8.4, 8.5 and 8.6 hereof. Upon the occurrence of any Event of Default, Lender may also exercise all rights against Collateral set forth in the Loan Documents or afforded a creditor under applicable law, including all rights and remedies afforded by the UCC, and/or bring an action to protect or enforce its rights under the Loan Documents or seek, collect or enforce the Obligations by any lawful means. All remedies provided in this Agreement or in any other Loan Document shall be cumulative, in addition to all other remedies available to Lender under the principles of law and equity or pursuant to any other body of law, statutory or otherwise, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 9.2     Default. Upon the occurrence of a Default or at any time thereafter until such Default no longer exists, Borrower agrees that Lender, in its sole discretion, and may immediately cease making Advances or Equipment Loans, all without liability whatsoever to Borrower or any other Person, all of which is expressly waived hereby. Borrower releases Lender from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Lender’s determination to cease making Advances pursuant to this Section.

Section 9.3     No Waiver. The acceptance by Lender at any time and from time to time of part payment on the Note shall not be deemed to be a waiver of any Default or Event of Default then existing. No delay or omission by Lender to exercise any right, power or remedy accruing to Lender upon any Default or Event of Default under this Agreement or the other Loan Documents shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such Default or Event of Default or an acquiescence therein, or in any similar Default or Event of Default thereafter occurring; nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of Lender under this Agreement or the other Loan Documents; nor shall any waiver or any single Default or Event of Default be deemed a waiver of any other Default or Event of Default theretofore or thereafter occurring, or be deemed to be a continuing waiver. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any Default or Event of Default, or any waiver on the part of Lender of any provision or condition of this Agreement or the other Loan Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 9.4     Lender’s Performance of Borrower’s Covenants and Duties. Should any covenant, duty or agreement of Borrower fail to be performed in accordance with its terms hereunder or under any other Loan Document, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower. Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid; except that Lender does not assume and shall not have, except by express written consent of Lender, any liability for the performance of any duties of Borrower under this Agreement or under the other Loan Documents.

Section 9.5     Right of Set off. Upon the occurrence and during the continuance of any Event of Default, Lender is authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have accelerated the Obligations or made any demand under this Agreement or the Note and although such obligations may be unmatured.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1     Notices. All notices, requests, demands, directions and other communications (collectively “notices”) required under this Agreement shall be in writing (including communication by facsimile transmission) and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first class, in all cases with charges prepaid. Any such properly given notice shall be effective upon the earlier of receipt or (a) the date delivered by hand, or (b) the third Business Day after being mailed, or (c) the following Business Day if sent by overnight courier service, or (d) upon sender’s receipt of transmission confirmation, if sent by facsimile. All notices shall be sent to the applicable party at its address

(or facsimile number) set forth below or in accordance with the last written direction from such party to the other party hereto:

Borrower:	Better Choice Company Inc.
81 Prospect Street
Brooklyn, New York 11201
Attention: Damian Dalla-Longa
Fax: N/A

	With a copy to:	Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4834
Attention: Erika L. Weinberg
Fax: (212) 751-4864

Lender:	Franklin Synergy Bank
3325 West End Avenue
Nashville, Tennessee 37203
Attention: Melinda Bailey
Fax: (615) 515-8100

	With a copy to:	Thompson Burton PLLC
6100 Tower Circle, Suite 200
Franklin, Tennessee 37067
Attention: J. Bryan Echols
Fax: (615) 807-6804

Section 10.2     Term of This Agreement. This Agreement shall be binding on Borrower as long as any portion of the Obligations remains outstanding or Lender has any obligations to make Advances hereunder, provided however, Borrower’s representations and warranties, and Borrower’s agreements of indemnity shall survive the payment and performance in full of the Obligations and shall continue in full force and effect so long as the possibility of such liabilities, claims, or losses exists.

Section 10.3     Invalidity. If any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

Section 10.4     Survival of Agreements. All representations and warranties of Borrower in this Agreement and the other Loan Documents and all covenants and agreements in this Agreement and the other Loan Documents not fully performed before the Closing Date of this Agreement shall survive the Closing.

Section 10.5     Successors and Assigns. Borrower shall not assign its rights or delegate its duties under this Agreement or any other Loan Document. All covenants and agreements made by or on behalf of Borrower in any Loan Document shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

Section 10.6     Renewal, Extension, or Rearrangement. All provisions of this Agreement or any other Loan Document relating to the Obligations shall apply with equal force and effect to each and all promissory notes, amendment, restatement or other modification hereafter executed which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Obligations.

Section 10.7     Waivers. Pursuant to Tennessee Code Annotated Section 47-50-112, no action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under any Loan Document shall operate as a waiver thereof, except as otherwise provided in such Loan Document. Lender may from time to time waive any requirement hereof, including any of the Conditions Precedent; however, no waiver shall be effective unless in writing and signed by Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

Section 10.8     Construction; Governance. This Agreement and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the state in which Lender’s Office is located (without regard to its conflict of law principles). The terms of this Agreement shall govern if determined to be in conflict with the terms or provisions in any other Loan Document.

Section 10.9     Nature of Commitment. Lender’s obligation to accept the Note or make any Advances thereunder shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Borrower within the meaning of Sections 365(c(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Section 10.10     Disclosures. Every reference in this Agreement to disclosures of Borrower to Lender (except the subsequent Financial Statements of Borrower), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Lender concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties hereto intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to Lender, except to the extent that such previous disclosures are again presented to Lender in writing concurrently with the execution of this Agreement.

Section 10.11     Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Section 10.12     Distribution of Information. Borrower hereby authorizes Lender, as Lender may elect in its sole discretion, to discuss with and furnish to any affiliate of Lender, to any government or self-regulatory agency with jurisdiction over Lender, or to any participant or prospective participant, all financial statements, audit reports and other information pertaining to Borrower and any Obligor whether such information was provided by Borrower or prepared or obtained by Lender or third parties. Neither Lender nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of Borrower which Lender may elect to distribute, whether such information was provided by Borrower or prepared or obtained by Lender or third parties, nor shall Lender or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

Section 10.13     Entire Agreement; No Oral Representations. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, superseding any and all other agreements, promises or representations existing prior to or made simultaneously with this Agreement. Any oral statements regarding the subject matter of this Agreement are merged herein.

Section 10.14     Amendments. Neither this Agreement nor any of the other Loan Documents may be modified or amended except in writing signed by the parties hereto or thereto.

Section 10.15     Indemnification. It is agreed that Lender has not made Borrower its agent and their relationship is merely one between a lender and a borrower. Borrower shall indemnify Lender and the respective directors, officers, employees, agents and advisors of Lender (each, an “Indemnitee”) against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (a) the execution or delivery of this Agreement or any other Loan Document, the performance by Borrower of the obligations or the consummation of any of the transactions contemplated hereby or thereby; (b) the disbursement of any Advance or any actual or proposed use of the proceeds therefrom; or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto. The foregoing provision shall survive the term of this Agreement and the payment and performance in full of the Obligations and shall continue in full force and effect so long as the possibility of such liabilities, claims or losses exists. All amounts due under this Section shall be payable promptly by Borrower after written demand by Lender.

Section 10.16     No Marshalling of Assets. Lender may proceed against the Collateral and against parties liable therefore in such order as it may elect, and neither Borrower nor any Obligor nor any creditor of Borrower shall be entitled to require Lender to marshall assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

Section 10.17     Impairment of Collateral. Lender may, in its sole discretion, release any of the Collateral or release any party liable therefore. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence on Lender’s part in collecting the Obligations are hereby expressly waived.

Section 10.18     Relationship of Lender and Borrower. Lender and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in any of the Loan Documents, nor the consummation of the transactions contemplated herein or therein, shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Lender and Borrower, or to create a relationship between Lender and Borrower other than that of creditor and debtor, or to cause Lender to be liable or responsible in any way for the actions, liabilities, debts or obligations of Borrower.

Section 10.19     Joint and Several Liability. Notwithstanding anything to the contrary contained herein or in the other Loan Documents to the contrary, if Borrower consists of more than one Person: (a) the duties, covenants, obligations, representations and warranties of each Borrower in this Agreement and the other Loan Documents are and shall be joint and several obligations of each Borrower; and (b) each Borrower hereby waives any and all rights of subrogation, reimbursement, contribution, indemnity or otherwise arising by contract or operation of law, including any lien rights from or against the other Borrower until the Loan is paid in full and all Obligations are fulfilled.

Section 10.20     Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts or counterpart signature pages (by facsimile transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Section 10.21     Time of Essence. Time is of the essence with regard to each and every provision of this Agreement and the other Loan Documents.

Section 10.22     Jurisdiction; Venue; Service of Process. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE AND OF ALL TENNESSEE STATE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE, INCLUDING THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY OF THE OBLIGATIONS, ANY COLLATERAL, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER, AND AGREES NOT TO CONTEST OR CHALLENGE VENUE IN ANY SUCH COURTS. Borrower irrevocably consents to the service of process of any such courts in any such action or proceeding by registered or certified mail, postage prepaid, return receipt requested, to Borrower at the address provided pursuant to Section 10.1 hereof, and agrees that such service shall become effective thirty (30) days after such mailing. However, nothing herein shall affect the right of Lender or Borrower to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Lender or Borrower in any other jurisdiction. This Section does not confer or expand any standing to Borrower to bring any cause of action.

Section 10.23     Jury Waiver. BORROWER AND LENDER HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVES ITS AND THEIR RIGHTS TO DEMAND A

JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY OF THE OBLIGATIONS, ANY COLLATERAL, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.24     Waiver of Certain Damages. IN ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN ACTUAL DIRECT DAMAGES.

[SIGNATURE PAGE TO FOLLOW]

ENTERED INTO as of the date first written above.

BORROWER:

BETTER CHOICE COMPANY INC., a Delaware corporation

By:/s/ Damian Dalla-Longa

Print Name: Damian Dalla-Longa

Title: Co-CEO

LENDER:

FRANKLIN SYNERGY BANK, a Tennessee banking corporation

By: /s/ Melinda M. Bailey

           MELINDA M. BAILEY

           Senior Vice President